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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 7, 2000, with respect to the financial statements of Axys Advanced Technologies, Inc. in the Registration Statement (Form S-1) and related Prospectus of Discovery Partners International, Inc. for the registration of shares of its common stock.


                                        /s/ ERNST & YOUNG LLP


Palo Alto, California
July 27, 2000